Exhibit 2.1

RE INCORPORATED UNDER THE LA WS OF THE STATE OF ISRAEL RADA ELECTRONIC INDUSTRIES LIMITED CUSIP M81863 12 4 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT is the Registered Holder of
FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 0.030 EACH of RADA ELECTRONIC INDUSTRIES LIMITED transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association and amendments thereto of the Company, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS WHEREOF, the Company has caused this Certificate to be issued under the facsimile seal of the Company.          Dated:
Chairman of the Board of Directors Chief Executive Officer Countersigned and Registered: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn, NY)          Transfer Agent and Registrar By Authorized Signature

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM          as tenants in common          UNIF GIFT MIN ACT ..................Custodian.................. TEN ENT          as tenants by the entireties          (Cust) under Uniform Gifts to Minors (Minor) JT TEN          as joint tenants with right of survivorship and not as          Act.............................. tenants in common Additional abbreviations may also be used though not in the above list. (State)
For value received, ....................................hereby sell, assign and transfer unto
P L E A S E I N S E R T S O C I A L S E C U R I T Y O R O T H E R
I D E N T I F Y I N G N U M B E R O F A S S I G N E E
Please print or typewrite name and address including postal zip code of assignee Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
Dated NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.